Exhibit 10.2

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

This AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 6, 2015 among FLEXSHOPPER 2, LLC, (the “Company”) and WE 2014-1, LLC (the “Administrative Agent” and “Lender”).

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Wells Fargo Bank, National Association, as paying agent (the “Paying Agent”) and various lenders from time to time party thereto (the “Lenders”) are party to a certain Credit Agreement, dated March 6, 2015 (as amended, supplemented and otherwise modified as of the date hereof, the “Credit Agreement”);

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.      Defined Terms. Capitalized definitional terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

SECTION 2.      Amendments to the Credit Agreement. The Credit Agreement is hereby amended as provided in this Section 2.

(a)                Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

(i)	“1F1-Eligible Lease” means, as of any date of determination, any Eligible Lease that is a Non-Paying Lease that has missed only one (1) of its scheduled Payments.
(ii)	“2F2-Eligible Lease” means, as of any date of determination, any Eligible Lease that is a Non-Paying Lease that has missed only two (2) of its scheduled Payments.
(iii)	“Active Lease” means any Lease that is designated on the internal system of Seller or Servicer, as applicable, as “Active”.
(iv)	“Excess Concentration Amount” means, as of any date of determination, the sum of:
(a)	the amount by which (x) the sum of the products of the Applicable Advance Rate multiplied by the Amortized Order Value at such day for of each of the Special Leases that are Eligible Leases exceeds (y) 10% of the aggregate Borrowing Base; and

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(b)	the amount by which (x) the sum of the products of the Applicable Advance Rate multiplied by the Amortized Order Value at such day for of each of the 1F1-Eligible Leases and 2F2-Eligble Leases exceeds (y) 10% of the Borrowing Base.
(v)	“Holiday Period” means the period from and including November [●], 2015 through and including December 31, 2015.
(vi)	“Holiday Lease” means, as of any date of determination, any Lease that became a Pledged Lease on or prior to December 31, 2015.
(vii)	“Non-Paying Lease” means, as of any date of determination, any Eligible Lease for which a Payment has not yet been received or cleared via the ACH network.
(viii)	“Performing Lease” means, as of any date of determination, any Eligible Lease that is not a Late-Eligible Lease, a 2F2-Eligible Lease or a Delinquent Lease.
(ix)	“Special Lease” means any Lease that is designated on the internal system of Seller or Servicer, as applicable, as “Special” or that is not so designated but does not have its Payments scheduled in weekly increments.

(b)               The definition of “Late-Eligible Lease” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Late-Eligible Lease” means, as of any date of determination, any Eligible Lease with a Missed Payment Factor of greater than 2.14 but less than 4.29.

(c)                The definition of “Borrowing Base” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) the amount equal to the following:

(i)	the sum of the products of the Applicable Advance Rate multiplied by the Amortized Order Value at such day for each Eligible Lease, plus
(ii)	the aggregate amount of Collections in the Lockbox Account and the Collection Account for Eligible Leases to the extent such Collections and other funds have already been applied to reduce the Amortized Order Value of the related Eligible Lease, plus

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(iii)	the aggregate amount of Collections in the Lockbox Account and the Collection Account for leases that are not Eligible Leases; minus
(iv)	the sum of Accrued Interest Amount as of such day and the aggregate amount of all accrued and unpaid fees and expenses due hereunder and including (but not limited to) the Servicing Agreement, the Backup Servicing Agreement, and the Verification Agent Agreement; minus
(v)	the Charge-Back Reserve Amount; minus
(vi)	any amounts collected and on deposit in the Lockbox Account or Collection Account collected with respect to a Lease pursuant to the payment of sales and use taxes; minus
(vii)	the Excess Concentration Amount, and

(b) the Commitment on such date.

(d)               The definition of “Eligibility Criteria” set forth in Appendix C of the Credit Agreement is hereby amended as follows:

(i)	clause (l) thereof is hereby amended and restated in its entirety as follows:

“such Lease has a term to acquire ownership that does not exceed twelve (12) months and, unless such Lease is a Special Lease, such term is divided into 52 equal weekly payments;”

(ii)	clause (ee) thereof is hereby deleted in its entirety and replaced with [Reserved].
(iii)	clause (ff) thereof is hereby amended and restated in its entirety as follows:

“such Lease is either an Active Lease or a Special Lease;”

(iv)	clause (jj) thereof is hereby amended and restated in its entirety as follows:

“(jj) at the time of origination of the Lease, either (i) no more than 90 days have passed since the Obligor was approved or reapproved for a spending limit, (ii) no more than 90 days have passed since another Lease with respect to which such Obligor was the Obligor was outstanding and each such other Lease that was outstanding during the last 90 days was repaid in full and the aggregate amount collected with respect thereto was at least 1.4 times its Order Value or (iii) such Obligor is the Obligor with respect to one or more other Leases currently outstanding and each such Lease has a Missed Payment Factor of 0.”

(v)	clause (kk) thereof is hereby amended and restated in its entirety as follows:

“(kk) with respect to each Lease for which the related Obligor has made at least one Payment, such Obligor has made at least one Payment in the last 30 days.”

SECTION 3.      Amendment Fee: In consideration for the execution of this Amendment, the Company will pay to the Administrative Agent an amount equal to $150,000, which shall be due and payable on the earlier of (i) the date on which FlexShopper, Inc., completes an equity raise and (ii) March 1, 2016, it being acknowledged and agreed that the foregoing shall constitute a fee due under the Credit Agreement and the Administrative Agent shall be entitled (but shall have no obligation) to satisfy all or any portion of such fee from available funds on deposit in the Collection Account but no such withdrawal by the Administrative Agent shall relieve the Company of its obligation to pay such fee in full to the extent that amounts withdrawn from the Collection Account for such purpose are insufficient therefor.

SECTION 4.      Effectiveness. This Amendment shall become effective as of the date first written above upon delivery to the Administrative Agent of counterparts of (i) this Amendment and (ii) counterparts of that certain Amendment No.1 to the Fee Letter, each dated as of the date hereof, in each case duly executed by each of the parties thereto.

SECTION 5.      Binding Effect; Ratification.

(a)                The Credit Agreement, as amended hereby, remains in full force and effect. Any reference to the Credit Agreement from and after the date hereof shall be deemed to refer to such Credit Agreement as amended hereby, unless otherwise expressly stated.

(b)               Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6.      Miscellaneous.

(a)                THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

(b)               The captions and headings used herein are for convenience of reference only and shall not affect the interpretation hereof.

(c)                This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(d)               Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER:

WE 2014-1, LLC

By:
Name:
Title:

THE COMPANY:

FlexShopper 2, LLC.

By:
Name:
Title:

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